EXHIBIT 5
INTERNAL REVENUE SERVICE
DEPARTMENT OF THE TREASURER
DISTRICT DIRECTOR
C.P.O. BOX 1680                    Employer Identification Number:
BROOKLYN, NY  11202                         51-0297083
                                   Folder Number:
DATE:  JULY 30, 1991               113007415
                                   Person to Contact:
ANN TAYLOR INC.                             PATRICIA LAPLANTE
142 WEST 57TH STREET               Contact Telephone Number
NEW YORK, NY  10019                        (617)565-7771
                                   Plan Name:
                                           ANNTAYLOR INC.
                                           SAVINGS PLAN
                                   Plan Number:  001


Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 11.401(b)(3) of the Income Tax Regulations). We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publications.

This  letter  relates  only to the status  of  your  plan  under  the
Internal  Revenue  Code.   It  is not a determination  regarding  the
affect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated July 18, 1991. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This letter does not constitute a determination that your plan satisfies the requirements of section 40`(a)(26) of the code.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,
/s/ Eugene D. Alexander
Eugene D. Alexander
District Director

Enclosures:
Publication 794
PMBA 515